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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Columbia/HCA Healthcare Corporation

We consent to the use of our report dated February 16, 1996 on Diagnostek, Inc. and Subsidiaries incorporated herein by reference in this Proxy Statement and Prospectus of Columbia/HCA Healthcare Corporation and Value Health, Inc. on Form S-4, filed as an exhibit to the Annual Report on Form 10-K of Value Health, Inc. for the year ended December 31, 1995 and to the reference to our firm under the heading "Experts" in the Proxy Statement and Prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP

Albuquerque, New Mexico

March 17, 1997